Delta Apparel Announces Preliminary Fiscal 2016 4th Quarter Results
Sales growth, margin expansion and completion of manufacturing realignment highlight quarter

GREENVILLE, SC - Nov 14, 2016-Delta Apparel, Inc. (NYSE MKT: DLA) today announced select preliminary financial results for its fiscal fourth quarter ended October 1, 2016. The Company will report its full fourth quarter and fiscal year-end results on November 29, 2016, before the market opens.

All of the Company’s businesses, with the exception of Junkfood, experienced sales growth during the quarter, with overall gross margins continuing to expand in both the basics and branded segments. The prior year fourth quarter included 14 weeks of sales due to falling within a 53-week fiscal year, while the current year fourth quarter included 13 weeks. Sales for the 13-week fiscal 2016 fourth quarter were $114.4 million, compared to $120.2 million in the prior year 14-week fourth quarter. Adjusting for the additional week in the prior year, net sales in the fiscal 2016 fourth quarter exceeded those in the comparable 2015 period by 2.5%.

The Company completed its manufacturing realignment during the quarter as planned and at a slightly lower cost than originally expected. After adjusting for the impact of the manufacturing realignment, earnings per diluted share in the quarter are expected to be in the range of $0.38 to $0.40, compared with $0.53 per share in the prior year quarter. Operating margins were on par with the previous year; however, the lack of an extra week of sales coupled with the unfavorable impact of tax expense in this year’s quarter compared to a tax benefit in the prior year period, lowered diluted earnings by approximately $0.15 per share.

Robert W. Humphreys, Delta Apparel, Inc.’s Chairman and Chief Executive Officer, commented, “We’ve had a very exciting, busy and productive quarter that, as you will see in our full results, gave us a solid finish to our fiscal year 2016. We saw double-digit sales growth in our Salt Life and Art Gun businesses, and mid-single digit sales growth in our Activewear business. Soffe experienced solid growth for the quarter as well. We fully implemented our manufacturing realignment during the quarter at a cost that was about $0.01 per share less than anticipated. We are very pleased that we were able to complete the sale of the real estate and equipment associated with our Maiden, North Carolina textile facility. New equipment is installed and running at our Honduran textile facility and we are rapidly approaching our output goals. Our activities throughout fiscal 2016, and particularly in our fourth quarter, give us good momentum and a strong foundation for growth and profitability in fiscal 2017.”

Earnings Release and Conference Call
The Company will report its fourth fiscal quarter 2016 results before the market opens on Tuesday November 29, 2016, and will also hold a conference call with senior management to discuss its financial results at 8:30 a.m. ET on that day. The Company invites you to join the call by dialing 800-378-6710. If calling from outside the United States, please dial 719-325-2182. A live webcast of the conference call will be available at www.deltaapparelinc.com. Please visit the website at least 15 minutes early to register for the teleconference webcast and download any necessary software. A replay of the call will be available through December 29, 2016. To access the telephone replay, participants should dial toll-free 844-512-2921. International callers can dial 412-317-6671. The access code for the replay is 2005397.

About Delta Apparel, Inc.
Delta Apparel, Inc., along with its operating subsidiaries, M. J. Soffe, LLC, Junkfood Clothing Company, Salt Life, LLC and Art Gun, LLC, is an international design, marketing, manufacturing, and sourcing company that features a diverse portfolio of lifestyle basic and branded activewear apparel, headwear and related accessories. The Company specializes in selling casual and athletic products across distribution tiers, including specialty stores, boutiques, department stores, mid-tier and mass chains, and the U.S. military. The Company’s products are made available direct-to-consumer on its websites at www.soffe.com, www.junkfoodclothing.com, www.saltlife.com, www.coastapparel.com and www.deltaapparel.com. The Company's operations are located throughout the United States, Honduras, El Salvador, and Mexico, and it employs approximately 7,700 people worldwide. Additional information about the Company is available at www.deltaapparelinc.com.

Company Contact:
Deborah Merrill
Chief Financial Officer
(864) 232-5200 x6620

Investor Relations Contact:
Sally Wallick, CFA
(404) 806-1398
investor.relations@deltaapparel.com

Cautionary Note Regarding Forward Looking Statements
Statements and other information in this press release that are not reported financial results or other historical information are forward-looking statements subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. These are based on our expectations and are necessarily dependent upon assumptions, estimates and data that we believe are reasonable and accurate but may be incorrect, incomplete or imprecise. Forward-looking statements are also subject to a number of business risks and uncertainties, any of which could cause actual results to differ materially from those set forth in or implied by the forward-

looking statements. The risks and uncertainties include, among others, the volatility and uncertainty of cotton and other raw material prices; the general U.S. and international economic conditions; deterioration in the financial condition of our customers and suppliers and changes in the operations and strategies of our customers and suppliers; the competitive conditions in the apparel and textile industries; the inability to successfully implement certain strategic initiatives; our ability to predict or react to changing consumer preferences or trends; pricing pressures and the implementation of cost reduction strategies; changes in the economic, political and social stability of our offshore locations; our ability to retain key management; the effect of unseasonable weather conditions on purchases of our products; significant changes in our effective tax rate; restrictions on our ability to borrow capital or service our indebtedness; interest rate fluctuations increasing our obligations under our variable rate indebtedness; the ability to raise additional capital; the ability to grow, achieve synergies and realize the expected profitability of acquisitions; the volatility and uncertainty of energy and fuel prices; material disruptions in our information systems related to our business operations; data security or privacy breaches; significant interruptions within our distribution network; changes in or our ability to comply with safety, health and environmental regulations; significant litigation in either domestic or international jurisdictions; the ability to protect our trademarks and other intellectual property; the ability to obtain and renew our significant license agreements; the impairment of acquired intangible assets; changes in ecommerce laws and regulations; changes to international trade regulations; changes in employment laws or regulations or our relationship with our employees; cost increases and reduction in future profitability due to recent healthcare legislation; foreign currency exchange rate fluctuations; violations of manufacturing or employee safety standards, labor laws, or unethical business practices by our suppliers and independent contractors; the illiquidity of our shares; price volatility in our shares and the general volatility of the stock market; and the costs required to comply with the regulatory landscape regarding public company governance and disclosure; and other risks described from time to time in our reports filed with the Securities and Exchange Commission. Accordingly, any forward-looking statements do not purport to be predictions of future events or circumstances and may not be realized. Further, any forward-looking statements are made only as of the date of this press release and we do not undertake to publicly update or revise the forward-looking statements even if it becomes clear that any projected results will not be realized.